Exhibit 10.2

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED TERMINAL AND

EXPORT SERVICES AGREEMENT

This Amendment No. 1 to Second Amended and Restated Terminal and Export Services Agreement (this “Amendment”) is effective as of January 1, 2021 (the “Amendment Effective Date”), and is by and between Hess Trading Corporation, a Delaware corporation (“Customer”), and Hess North Dakota Export Logistics LLC, a Delaware limited liability company (“Provider”). Customer and Provider are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Second Amended and Restated Terminal and Export Services Agreement, dated effective as of January 1, 2014 (the “Agreement”), pursuant to which Provider agreed to provide to Customer certain processing and fractionation services with respect to hydrocarbons owned or controlled by Customer;

WHEREAS, the Parties desire to amend the Agreement to reflect certain agreements of the Parties as set forth herein; and

WHEREAS, Section 19.7 of the Agreement provides that the Agreement may not be amended, modified, varied or supplemented except by an instrument in writing signed by both Parties.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

AGREEMENT

Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein will have the meanings given such terms in the Agreement.

Section 2. Amendments to Section 7.1(f) of the Agreement. Section 7.1(f) to the Agreement is hereby amended and restated in its entirety as follows:

“(f)    At any time on or prior to January 15th of each Year, either Party may make an election to have the then-currently agreed Fees recalculated with respect to such Year (a “Recalculation Election”); provided, that, prior to the date such Recalculation Election is made, the Parties shall have agreed upon an Updated Development Plan for such Year or the Parties shall have been unable to agree upon an Updated Development Plan for such Year. Upon a Recalculation Election being made, the Fees will be recalculated based upon the then-currently agreed Development Plan. Such recalculation shall be based on the model attached hereto as Exhibit G-2, which takes into account:

(i)    the aggregate volumes of Eligible Dedicated Crude Oil (including volumes of Crude Oil that Customer intends to dedicate pursuant to a new Dedicated Contract but for which Exhibit B-2 has not yet been amended pursuant to Section 4.1(a)(ii)) contained in a Dedicated Crude Oil Estimate that have actually been delivered by Customer into the Receipt Points (with, for the avoidance of doubt, a single Barrel that passes through two Receipt Points only being counted once), in each case, prior to such Year during the Term; provided, however, that such aggregate volumes shall not, for purposes of the recalculation (A) exceed the applicable Eligible Dedicated Crude Oil Estimates for such Years as contained in the applicable Development Plans or (B) be deemed to be lower than the applicable MVC for such Years as contained in the applicable Development Plans;

(ii)    with respect to Recalculation Elections related to the Fees for Year 2018 and thereafter, the aggregate volumes of Pass-Through Contract Crude Oil contained in a Dedicated Crude Oil Estimate (A) that have actually been delivered by Customer into the Receipt Points (with, for the avoidance of doubt, a single Barrel that passes through two Receipt Points only being counted once), prior to such Year during the Term and (B) for which the applicable Pass-Through Contract Fee was actually paid;

(iii)    any Committed Build-Out Costs actually incurred by Provider prior to such Year during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Committed Build-Out Estimates for such Years;

(iv)    the Committed Build-Out Estimates contained in the then-current System Budget for the current and future Years;

(v)    with respect to Maintenance Capital Expenditures to be included in the tariff model for periods prior to January 1, 2021, the Maintenance Capital Estimates for such Years of the Term as contained in the System Budgets applicable to such Years;

(vi)    with respect to Maintenance Capital Expenditures incurred from and after January 1, 2021 only, any Maintenance Capital Expenditures actually incurred by Provider from and after such date during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Maintenance Capital Estimates for such Years;

(vii)    the Maintenance Capital Estimates contained in the then-current System Budget for the current and future Years;

(viii)    with respect to operating expenses to be included in the tariff model for periods prior to January 1, 2021, the Operating Expense Estimates for such Years of the Term as contained in the System Budgets applicable to such Years;

(ix)    with respect to operating expenses incurred from and after January 1, 2021 only, any operating expenses actually incurred by Provider from and after such date during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Operating Expense Estimates for such Years;

(x)    the Operating Expense Estimates contained in the then-current System Budget for the current and future Years;

(xi)    the Historical Capital Expenditures;

(xii)    the System Production Estimates;

(xiii)    with respect to Recalculation Elections related to the Fees for Year 2018 and thereafter, the expected Pass-Through Contract Fee(s) for the current and future Years, which would apply to the Pass-Through Contract Crude Oil volumes in the System Production Estimates (provided, that for the avoidance of doubt, such expected Pass-Through Contract Fee(s) shall be an estimate only, based on the relevant information available at the time);

(xiv)    the then-current Return on Capital;

(xv)    from and after January 1, 2017 only, the NPV True-Up to be added in Year 2017;

(xvi)    any Tank Car Acquisition Costs actually incurred by Provider or its Affiliates prior to such Year during the Term, regardless whether or not such amounts are less than, equal to or greater than the applicable Tank Car Acquisition Costs Estimates for such Years;

(xvii)    the Tank Car Acquisition Costs Estimates contained in the then-current System Budget for the current and future Years; and

(xviii)    the percentage change, from the preceding Year, in the Consumer Price Index as published by the Department of Labor, in the subsection titled “Consumer Price Index for All Urban Consumers” (such index, the “CPI”). For purposes of any Recalculation Election and notwithstanding anything in the foregoing to the contrary, (A) no increase or decrease to any Fee resulting solely from a CPI adjustment shall exceed 3.0% for any given Year, and (B) no Fee shall ever be decreased as a result of any applicable CPI percentage change below the original amount of such Fee set forth in Exhibit G-1 for Year 2017.”

Section 3. Amendments to Appendix II. The definition of “CPI” set forth in Appendix II to the Agreement is hereby amended and restated in its entirety as follows:

““CPI” has the meaning given such term in Section 7.1(f)(xviii).”

Section 4. Amendments to Exhibit G-2. Exhibit G-2 to the Agreement is hereby amended as follows:

(a)    The first bullet under the “Redetermination Methodology” heading on Exhibit G-2 is hereby amended and restated in its entirety with the following:

“● The enumerated items in Section 7.1(f)(i) through (xviii).”

(b)    The fifth bullet under the “Redetermination Methodology” heading on Exhibit G-2 is hereby deleted in its entirety and the following two bullets are hereby inserted in its place:

“● Operating Expense Estimates based upon the latest updated Terminals System Plan for the applicable Year and subsequent Years. With respect to the impact of any operating expenses on any Recalculation Elections and the Fees resulting therefrom, for periods (a) prior to January 1, 2021, such prior Years’ operating expenses will not be trued-up to actuals, and (b) from and after January 1, 2021, the operating expenses incurred from and after January 1, 2021 will be trued up to actuals as described in Section 7.1(f)(ix).

● Maintenance Capital Estimates based upon the latest updated Terminals System Plan for the applicable Year and subsequent Years. With respect to the impact of any Maintenance Capital Expenditures on Recalculation Elections and the Fees resulting therefrom, for periods (a) prior to January 1, 2021, such prior Years’ Maintenance Capital Expenditures will not be trued-up to actuals, and (b) from and after January 1, 2021, the Maintenance Capital Expenditures incurred from and after January 1, 2021 will be trued up to actuals as described in Section 7.1(f)(vi).”

Section 5. Ratification. Except as specifically provided in this Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect, and the Agreement, as modified by this Amendment, is hereby ratified, acknowledged and reaffirmed by the Parties. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Agreement as amended hereby.

Section 6. Application of Certain Provisions. The provisions of Sections 19.1, 19.2, 19.3, 19.4, 19.6, 19.7, 19.8, 19.9, 19.10, 19.11 and 19.13 of the Agreement shall apply mutatis mutandis to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written, but effective for all purposes as of the Amendment Effective Date.

PROVIDER:

HESS NORTH DAKOTA EXPORT LOGISTICS LLC

By:	/s/ John Gatling
Name:	John Gatling
Title:	Vice President, Midstream

CUSTOMER:

HESS TRADING CORPORATION

By:	/s/ Steven A. Villas
Name:	Steven A. Villas
Title:	President

Signature Page to Amendment No. 1 to

Second Amended and Restated Terminal and Export Services Agreement